EXHIBIT 1
         Enerplus Resources Fund
The Dome Tower
3000, 333-7th Avenue SW
Calgary, Alberta T2P 2Z1
Tel 403.298.2200
Fax 403.298.2211
www.enerplus.com
May 22, 2007
FOR IMMEDIATE RELEASE
Enerplus Resources Fund
TSX: ERF.UN
NYSE: ERF

ENERPLUS TO PRESENT AT 2007 CANACCORD ADAMS INVESTING FOR INCOME CONFERENCE

Enerplus is pleased to advise that Mr. Gordon J. Kerr, President and Chief Executive Officer, will provide an update on the Fund’s activities via a presentation at the 2007 Canaccord Adams’ Investing for Income Conference on Thursday, May 24, 2007 at 8:30 a.m. EDT. Investors are invited to watch a live webcast of the presentation at:

http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=1864280

Enerplus Resources Fund is Canada’s oldest and one of North America’s largest conventional oil and gas income funds. Since inception, we have provided investors the opportunity to participate in an income-generating investment within the energy industry that distributes cash monthly from the sale of our oil and natural gas production. We are committed to providing investors with a superior return on their investment and will continue to seek opportunities that create value and enhance the sustainability of our business over the long-term.

Enerplus trust units trade on the New York Stock Exchange under the symbol “ERF” and on the Toronto Stock Exchange under the symbol “ERF.UN”.

Gordon J. Kerr
President & Chief Executive Officer
Enerplus Resources Fund

Except for the historical and present factual information contained herein, the matters set forth in this news release, including words such as “expects”, “projects”, “plans” and similar expressions, are forward-looking information that represents management of Enerplus’ internal projections, expectations or beliefs concerning, among other things, future operating results and various components thereof or the economic performance of Enerplus. The projections, estimates and beliefs contained in such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause Enerplus’ actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, those described in Enerplus’ filings with the Canadian and U.S. securities authorities. Accordingly, holders of Enerplus Trust Units and potential investors are cautioned that events or circumstances could cause results to differ materially from those predicted.